Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-2098) pertaining to the Morrison Health Care, Inc. Salary Deferral Plan of our report dated June 23, 1997, with respect to the financial statements and schedules of the Morrison Health Care, Inc. Salary Deferral Plan included in this Annual Report (Form 11 -K) for the period from March 7, 1996 (date of inception) to December 31, 1996.


                                      /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Atlanta, Georgia
June 23, 1997